March 26, 2014 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: KCAP Financial, Inc.

File No. 814-00735

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of KCAP Financial, Inc. dated March 26, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

New York, New York